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UnionBanCal Corporation and Subsidiaries
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements


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

(In millions, except ratios)                                            For the Years Ended December 31,
-------------------------------------------------------------     -------------------------------------------
                                                                   1997     1996     1995     1994     1993
                                                                  -------  -------  -------  -------  -------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting changes       $  650   $  412   $  506   $  246   $  172

Fixed Charges:
   Interest expense                                                  802      759      705      483      457
   One third of rents, net income from subleases (A)                  12       18       14       17       15
                                                                  -------  -------  -------  -------  -------
      Total fixed charges                                            814      777      719      500      472
                                                                  -------  -------  -------  -------  -------
Earnings before taxes, fixed charges, and effect of
   accounting changes, excluding capitalized interest             $1,464   $1,189   $1,225   $  746   $  644
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------
Fixed charges, as above                                           $  814   $  777   $  719   $  500   $  472
Preferred stock dividends                                              8       11       11       11       11
                                                                  -------  -------  -------  -------  -------
Fixed charges including preferred stock dividends                 $  822   $  788   $  730   $  511   $  483
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------
Ratio of earnings to fixed charges and preferred
   stock dividend requirements                                      1.78     1.51     1.68     1.46     1.33
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------
INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends                 $  822   $  788   $  730   $  511   $  483
Add: Interest on deposits                                            596      532      454      311      314
                                                                  -------  -------  -------  -------  -------
Total fixed charges including preferred stock
   dividends and interest on deposits                             $1.418   $1,320   $1,184   $  822   $  797
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------
Earnings before taxes, fixed charges, and effect of
   accounting changes, excluding capitalized interest,
   as above                                                       $1,464   $1,189   $1,225   $  746   $  644
Add: Interest on deposits                                            596      532      454      311      314
                                                                  -------  -------  -------  -------  -------
Total earnings before taxes, fixed charges, effect of
   accounting changes, and interest on deposits                   $2,060   $1,721   $1,679   $1,057   $  958
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------
Ratio of earnings to fixed charges and preferred stock
   dividend requirements                                            1.45     1.30     1.42     1.29     1.20
                                                                  -------  -------  -------  -------  -------
                                                                  -------  -------  -------  -------  -------

(A) The proportion deemed representative of the interest factor.


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